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FOR ADDITIONAL INFORMATION CONTACT:
DAVID MARGULIES/JIM LAWRENCE/DAN GIBSON  (214) 368-0909


           AMERISERVE TO SELL CHICAGO CONSOLIDATED CORPORATION ASSETS
                       AND MEXICAN DISTRIBUTION OPERATIONS


     DALLAS (Oct. 9, 2000) - AmeriServe Food Distribution, Inc. announced today it has signed an agreement to sell the assets of Chicago Consolidated Corporation ("CCC") to Consolidated Distribution Corporation for approximately $12,500,000 (subject to certain adjustments relating to inventory levels). CCC is AmeriServe's redistribution company.

     In a separate transaction, AmeriServe and CCC signed an agreement to sell the stock of PFS de Mexico S.A. de C.V. and Servicios AmeriServe, S.A. de C.V. to Pacific Star, S.A. de C.V. and Pacific Star Holding, S.A. de C.V. for approximately $5,000,000 (subject to certain adjustments relating to working capital). PFS de Mexico and Servicios AmeriServe are AmeriServe's distribution companies in Mexico.

     "These transactions are another positive step forward in AmeriServe's ongoing efforts to maximize value to our creditors, while continuing to serve our customers and employees well," said Ron Rittenmeyer, AmeriServe's President and Chief Executive Officer. Both the CCC asset sale and the Mexican stock sales are subject to, among other conditions, U.S. Bankruptcy Court approval.

     AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is one of the nation's largest distributors specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silver's, Pizza Hut and Taco Bell.

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